UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2014

Momenta Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50797	04-3561634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 491-9700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

On May 6, 2014, Momenta Pharmaceuticals, Inc. (the “Company”) entered into an At-The-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel”) pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $75.0 million of its shares of common stock through Stifel, as sales agent. Sales of the common stock made pursuant to the Sales Agreement, if any, will be made on the Nasdaq Global Select Market under the Company’s previously filed and currently effective Registration Statement on Form S-3 (File No. 333-188227) by means of ordinary brokers’ transactions at market prices. Additionally, under the terms of the Sales Agreement, the Company may also sell shares of its common stock through Stifel, on the Nasdaq Global Select Market or otherwise, at negotiated prices or at prices related to the prevailing market price. Under the terms of the Sales Agreement, Stifel may not engage in any proprietary trading or trading as principal for Stifel’s own account. Stifel will use its commercially reasonable efforts to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement. The Company will pay Stifel a commission of 2% of the gross proceeds from the sale of shares of its common stock under the Sales Agreement, if any. The Company has also agreed to provide Stifel with customary indemnification rights. The offering of common stock pursuant to the Sales Agreement will terminate upon the earliest of (a) the sale of all of the common stock subject to the Sales Agreement, (b) the close of business on December 15, 2015, provided, however, that the Sales Agreement may be extended for successive one-year periods without limitation upon the mutual written agreement of the parties made prior to such date or the anniversary thereof, as applicable, or (c) the termination of the Sales Agreement by the Company or Stifel.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits:

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: May 6, 2014	By:	/s/ Richard P. Shea
Richard P. Shea Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

10.1	At-The-Market Equity Offering Sales Agreement, dated as of May 6, 2014, by and between Momenta Pharmaceuticals, Inc. and Stifel, Nicolaus & Company, Incorporated.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).